UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MRC GLOBAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2015

Dear Fellow Stockholder:

As we previously informed you, the 2015 Annual Meeting of Stockholders of MRC Global Inc. will be held on Wednesday, April 29, 2015, at 10:00 a.m., Houston, Texas time, at the Livingston Room, Four Seasons Hotel, 1300 Lamar Street, Houston, Texas 77010.

We want to provide you additional information regarding Proposal III: Amendment to the Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”). We have included a Supplement (the “Supplement”) to the Proxy Statement that we mailed to you on March 25, 2015. The Supplement further describes the number of additional shares that we are asking you to approve to be subject to the 2011 Plan.

The proxy card enclosed with this Supplement remains the same as the proxy card previously furnished to you with the Proxy Statement. If you desire to change your vote as a result of the additional information in the Supplement, you should resubmit your vote on all four proposals by submitting the proxy card enclosed with this Supplement or by submitting a proxy via the internet or by telephone by following the procedures on your proxy card. If you have already voted and do not submit new voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to all proposals.

Please read the Proxy Statement that was previously made available to stockholders and the attached Supplement in their entirety, as together they contain all of the information that is important to your decisions in voting at the Annual Meeting.

Thank you for being a stockholder and for the trust and continued interest you have in MRC Global Inc.

Best regards,

Andrew R. Lane
Chairman, President and Chief Executive Officer

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 29, 2015

April 8, 2015

This Supplement to Proxy Statement (this “Supplement”) is furnished to the stockholders of MRC Global Inc. (the “Company”, “we”, “us” or “our”) for use at the Annual Meeting of Stockholders to be held on April 29, 2015, or at any reconvened meeting after an adjournment or postponement of the Annual Meeting. This Supplement amends the Proxy Statement dated March 25, 2015 (the “Proxy Statement”).

This Supplement is being furnished to provide information related to Proposal III: Amendment of the Company’s 2011 Omnibus Incentive Plan. As part of Proposal III, we asked the Company’s stockholders to approve the Amendment (the “Amendment”) to the Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”). As part of the Amendment, we intended to increase the number of shares subject to the 2011 Plan by 4,250,000 shares, less any “Remaining Shares” (as that term is defined in the Amendment) as of the date the Company’s stockholders approved the Amendment. These 4,250,000 shares (less any Remaining Shares) are in addition to the original 3,250,000 shares subject to the 2011 Plan when the Company adopted the plan in 2011, and we are requesting approval for the 4,250,000 shares (less any Remaining Shares) as part of the Amendment.

The “Increase in the Aggregate Share Limit” noted on page 63 of the Proxy Statement, therefore, would be an increase of 4,250,000 shares (less the Remaining Shares) in addition to the original 3,250,000 shares subject to the 2011 Plan when the Company adopted the plan in 2011.

Similarly, under the section “Increase in Shares Available under the 2011 Plan” on page 64 of the Proxy Statement, please note that the Board of Directors of the Company approved the Amendment to the 2011 Plan, subject to stockholder approval, to increase the number of shares of our common stock authorized for issuance under the 2011 Plan by 4,250,000 shares (less any Remaining Shares). The Board continues to believe that additional shares for awards under the 2011 Plan are necessary to enable the Company to continue to attract, retain and motivate qualified and competent persons to serve as employees, members of management, directors and consultants.

You should read Proposal III in the Proxy Statement together with the additional information in this Supplement as this Supplement further describes the number of additional shares requested as part of the Amendment. For the avoidance of doubt, the Amendment (contained on pages A1 through A4 of the Proxy Statement) has been revised to address the increase in the shares and is included as an appendix to this Supplement.

This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. Additional information is contained in the Proxy Statement for our Annual Meeting that we previously made available to our stockholders.

The proxy card enclosed with this Supplement remains the same as the proxy card previously furnished to you with the Proxy Statement. If you desire to change your vote as a result of the additional information in this Supplement, you should resubmit your vote on all four proposals by submitting the proxy card enclosed with this Supplement or by submitting a proxy via the Internet or by telephone by following the procedures on your proxy card.

AMENDMENT TO THE

MRC GLOBAL INC. 2011 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT made by MRC Global Inc. (the “Company”),

WITNESSETH:

WHEREAS , the Company sponsors and maintains the plan now known as the “MRC Global Inc. 2011 Omnibus Incentive Plan” (the “Plan”);

WHEREAS , unless the context clearly requires the contrary, capitalized terms that this Amendment uses that this Amendment does not define shall have the meaning that the Plan ascribes to those terms; and references to Articles and Sections mean the articles and sections of the Plan;

WHEREAS, Section 20.1(a) of the Plan authorizes the amendment of the Plan at any time;

WHEREAS, at the time the Plan became effective on April 9, 2012, there were originally 3,250,000 Shares reserved and subject to issuance pursuant to the terms of the Plan;

WHEREAS, of those originally reserved Shares, as of the date the Compensation Committee approved this Amendment, 958,926 Shares remain reserved and subject to issuance pursuant to the terms of the Plan (together with any additional Shares that may be returned to the Plan prior to the Effective Date (defined below) , less any additional Shares reserved for or granted as Awards from February 16, 2015 and before the Effective Date of this Amendment, the “Remaining Shares”);

WHEREAS, the Compensation Committee has determined that the Plan should be amended to:

(a) increase the number of Shares that may be issued under the Plan to a total of 4,250,000 Shares (including the Remaining Shares),

(b) expressly prohibit the cancellation of a previously granted Option or SAR for a payment of cash or other property if the aggregate Fair Market Value of the Shares covered by the Option or SAR is less than the aggregate Option Price of the Option or the aggregate Grant Price of the SAR,

(c) provide that to the extent the vesting of an Award that the Company grants pursuant to the Plan is time-based the applicable time period may not be less than one year,

(d) increase the limits on the amount of Performance-Based Compensation Awards, and

(e) add certain Performance Measures for Performance-Based Compensation.

NOW, THEREFORE, the Compensation Committee agrees that, effective as of the date the shareholders of the Company approve the following amendments (the “Effective Date”), and contingent upon the shareholders’ approval of the amendments, the Plan is amended as set forth below:

I.	Section 4.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

4.1. Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan and the following provisions of this Article 4, the total number of Shares that are available for Awards under the Plan shall be increased by 4,250,000 (less the Remaining Shares) to 7,500,000 Shares (less the Remaining Shares). These Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as the Board or Committee may determine from time to time. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

II.	Article 3 of the Plan is hereby amended by adding to Article 3 the following new Section 3.6, which shall provide as follows:

3.6 No Cash Out of Underwater Options or SARS. The Committee shall have no authority to cancel or otherwise acquire the rights to a previously granted Option or SAR for a payment of cash or other property if the aggregate Fair Market Value of the Shares that the Option or SAR covers at the time of the cancellation or acquisition is less than the aggregate Option Price of the Option or Grant Price of the SAR, as the case may be (other than in connection with a Change in Capitalization or other transaction where such action is permitted or required under the terms of the Plan), unless the Company’s shareholders shall have approved the cancellation or other acquisition of rights.

III.	Section 6.4 of the Plan is hereby amended and restated in its entirety to provide as follows:

6.4 Vesting and Exercise of Option. An Option shall become vested and exercisable at such times and be subject to such restrictions and conditions as the Board or Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, that to the extent the vesting of the Option is time-based the applicable time period that the Board or Committee sets may not be less than one year. The Award Agreement shall set forth the terms and conditions that will apply to an Option upon and following a Participant’s Termination. Notwithstanding the foregoing in this Section 6.4, the Board or Committee may define events that allow any Option or portion of the Option to accelerate vesting and exercisability.

IV.	Section 7.4 of the Plan is hereby amended and restated in its entirety to provide as follows:

7.4 Vesting and Exercise of SARs. A SAR shall become vested and exercisable at such times and be subject to such restrictions and conditions as the Board or Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, that to the extent the vesting of the SAR is time-based, the applicable time period that the Board or Committee sets may not be less than one year. The Award Agreement shall set forth the terms and conditions that will apply to a SAR upon and following a Participant’s Termination. Notwithstanding the foregoing in this Section 7.4, the Board or Committee may define events that allow any SAR or portion of the SAR to accelerate vesting and exercisability.

V.	Section 8.2 of the Plan is hereby amended by adding the following sentences at the end of Section 8.2:

To the extent the vesting of Restricted Stock is time-based, the applicable time period that the Board or Committee sets may not be less than one year. The Award Agreement shall set forth the terms and conditions that will apply to Restricted Stock upon and following a Participant’s Termination. Notwithstanding the foregoing in this Section 8.2, the Board or Committee may define events that allow any Restricted Stock Award or portion of the Award to accelerate vesting.

VI.	Section 9.2 of the Plan is hereby amended by adding the following sentences at the end of Section 9.2:

To the extent the vesting of Restricted Stock Units is time-based, the applicable time period that the Board or the Committee sets may not be less than one year. The Award Agreement shall set forth the terms and conditions that will apply to a Restricted Stock Unit upon and following a Participant’s Termination. Notwithstanding the foregoing in this Section 9.2, the Board or Committee may define events that allow any Restricted Stock Unit or portion of the Restricted Stock Unit to accelerate vesting.

VII.	Section 12.1(c) of the Plan is hereby amended by adding the following sentences at the end of Section 12.1(c):

To the extent the vesting of an Other Stock-Based Award or Cash-Based Award is time-based the applicable time period set by the Committee may not be less than one year. The Award Agreement shall set forth the terms and conditions that will apply to an Other Stock-Based Award or Cash-Based Award upon and following a Participant’s Termination. Notwithstanding the foregoing in this Section 12.1(c), the Board or Committee may define events that allow any such Award or portion of the Award to accelerate vesting.

VIII.	Section 2.41 of the Plan is hereby amended and restated in its entirety to provide as follows:

2.41 “Performance Period” means the period of time during which pre-established performance goals must be met to determine the degree of payout or vesting with respect to an Award, which period of time may not be less than one year.

IX.	Section 15.1 of the Plan is hereby amended by adding the following sentence at the end of Section 15.1:

To the extent the vesting of an Award to a Nonemployee Director is time-based the applicable time period that the Board or Committee sets may not be less than one year.

X.	Section 4.3 of the Plan is hereby amended and restated in its entirety to provide as follows:

4.3 Annual Award Limits. Subject to Section 4.4, the maximum number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 1,000,000 and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar year in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards, in each case that are intended to be Performance-Based Compensation, shall be 1,000,000 (the “Annual Award Limits”). The maximum aggregate amount that may be paid under an Award of Performance Units, Cash-Based Awards or any other Award that is not denominated in Shares, in each case that is intended to be Performance-Based Compensation, shall be $10 million, determined as of the date of payout.

XI.	Section 14.2 of the Plan is hereby amended by revising subsections (q) and (r) as set forth below and by adding subsections (s), (t), (u) and (v) set forth below after such revised subsection (r):

(q)	Transactions relating to acquisitions or divestitures;

(r)	Working capital;

(s)	Return on average net capital employed (“RANCE”);

(t)	Return on capital employed (“ROCE”);

(u)	Return on net capital employed (“RONCE”); and

(v)	Return on net assets (“RONA”).

Approved by the Compensation Committee of the Board of Directors

On February 16, 2015 (with additional language regarding the number of additional shares added as of April 8, 2015).

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies must be received by 12:59 a.m. Central Time, on April 29, 2015.

Vote by internet

•    Go to www.investorvote.com/MRC

 Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•    Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Management Proposals — The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below and “FOR” Proposals II, III, IV and V.

I.	Election of Directors:	01) Andrew R. Lane 02) Leonard M. Anthony 03) Rhys J. Best 04) Peter C. Boylan III 05) Henry Cornell	06) Craig Ketchum 07) Gerard P. Krans 08) Cornelis A. Linse 09) John A. Perkins 10) H.B. Wehrle, III	For All ☐	Withhold All ☐	For All Except

II.	Advisory vote on a non-binding advisory resolution approving the Company’s named executive officer compensation.			For ☐	Against ☐	Abstain ☐

III.	Amendment of the Company’s 2011 Omnibus Incentive Plan			For ☐	Against ☐	Abstain ☐

IV.	Approve material terms of the performance goals for performance awards under the Company’s 2011 Omnibus Incentive Plan			For ☐	Against ☐	Abstain ☐

V.	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015.			For ☐	Against ☐	Abstain ☐

B	Non-Voting Items

Change of Address – Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signer hereby revokes all proxies previously given by the signer to vote at said Annual Meeting or any adjournments thereof. Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

MRC GLOBAL INC.

Annual Meeting of Stockholders

April 29, 2015

10:00 a.m. Houston, Texas time

Livingston Room

Four Seasons Hotel

1300 Lamar Street

Houston, Texas 77010

Important notice regarding the internet availability of

proxy materials for the Annual Meeting of Stockholders.

The 2015 Proxy Statement and Annual Report are available at:

www.edocumentview.com/MRC

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – MRC GLOBAL INC.

Proxy Solicited on Behalf of the Board of Directors of MRC Global Inc. for the Annual Meeting of Stockholders on April 29, 2015.

The stockholder of MRC Global Inc. (“MRC Global”) referenced on the reverse side hereof hereby appoints JAMES E. BRAUN and DANIEL J. CHURAY, jointly and severally with full power of substitution, as proxies to represent and to vote all of the shares of MRC GLOBAL’s Common Stock the stockholder referenced on the reverse side hereof is entitled to vote at the Annual Meeting of Stockholders of MRC Global Inc. to be held on the 29th day of April, 2015, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS INDICATED. IF NO VOTING DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE OTHER MATTERS REFERENCED ON THE REVERSE SIDE HEREOF.

PLEASE SEE THE REVERSE SIDE FOR VOTING INSTRUCTIONS.

If you vote by telephone or the internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING